Exhibit 99.1

Contacts:

Maneesh Arora                                           Rod Hise
Third Wave Technologies                                 Third Wave Technologies
608 663-7070                                            608 663-4010

For Immediate Release

        Third Wave Announces Strong Second-Quarter 2006 Financial Results
            32% first-half growth in clinical molecular diagnostics;
                      Company raises 2006 revenue guidance

MADISON, Wis., July 25, 2006--Third Wave Technologies Inc. (Nasdaq: TWTI) today reported its financial results for the second quarter ended June 30, 2006.

      Third Wave reported clinical molecular diagnostic revenue of $5.1 million for the second quarter of 2006, an increase of 18% and 7% from the prior-year quarter and the previous quarter, respectively. The company reported $1.6 million of research revenue during the second quarter, including nearly $1 million of Agbio revenue. Total revenues for the quarter ended June 30, 2006, were $6.8 million, an increase of more than 15% from $5.8 million during the same period of 2005.

      Clinical molecular diagnostic revenue for the six-month period ended June 30, 2006, increased 32% to $9.8 million, compared to $7.4 million during the same period of 2005. Total revenue for the six-month period ended June 30, 2006, increased 13% to $14.6 million, compared to total revenue of $12.9 million for the same period of 2005.

      Third Wave reported a net loss of $4.7 million, or ($0.11) a share, for the quarter ended June 30, 2006, compared to a net loss of $5.5 million, or ($0.13) a share, for the same period of 2005. The company's second-quarter 2006 net loss improved 35% from its pro forma net loss of $7.2 million, or ($0.18) a share, for the comparable period of 2005, with FAS No. 123(R) stock compensation costs included in both periods.

      The company's net loss for the six-month period ended June 30, 2006, was $9.1 million, or ($0.22) a share, compared to a net loss of $9.9 million, or ($0.24) a share for the same period of 2005. Including FAS No. 123(R) stock compensation costs, the company's pro forma net loss for that six-month period of 2005 was $13.1 million, or ($0.32) a share.

      Third Wave reported gross margins of 72% for the quarter ended June 30, 2006, compared to 69% for the same period of 2005. Total operating expenses were $11.9 million for the second quarter, compared to $11.5 million for the same period of 2005. The company's pro forma total operating expenses for the second quarter of 2005, including FAS No. 123(R) stock compensation costs, were $13.2 million. Total operating expenses for the six-month period ended June 30, 2006, were $24.4 million, compared to $23.1 million for the same period of 2005. The company's pro forma total operating expenses for the six-month period ended June 30, 2005, including FAS No. 123(R) stock compensation costs, were $26.3 million.

      Third Wave ended the second quarter of 2006 with cash, cash equivalents and short-term investments of $36.2 million, compared to $38.7 million at Dec. 31, 2005.

      Third Wave said the company's product development efforts continue to progress well. All of the company's current pipeline products remain on track or ahead of schedule, including the submission of its high-value HPV products to the U.S. Food and Drug Administration in 2007. The company anticipates submitting two HPV products to the FDA: a 14-type, high-risk screening test and a genotyping test for types 16 and 18 of the virus.

      Third Wave announced that it would continue its focus on the highest-value molecular diagnostic markets by launching reagents for the detection of chlamydia and gonorrhea in 2007. These products will complement Third Wave's HPV offering. Taken together, testing for HPV, chlamydia, and gonorrhea accounts for more than 20% of the molecular diagnostic testing market.

      The company also said that it will launch its Universal Invader(R) Plus program earlier than anticipated. External evaluations of the program by customers have progressed well and generated outstanding results.

2006 Outlook Update

      Third Wave raises its guidance on clinical molecular diagnostic revenue to $20-21 million for the year 2006. The company anticipates continued growth in its Agbio revenue, but does not expect any material contribution of genomic research revenue during the balance of 2006. It is maintaining its previous guidance of approximately $7 million in total research revenue and, as a result, anticipates total revenue of $27-28 million for the year 2006.

      "Third Wave continued to make outstanding progress towards our 2006 goals, with excellent, ongoing revenue growth in our core clinical molecular diagnostic business that exceeded our expectations," said Kevin T. Conroy, president and chief executive. "All of us at Third Wave are dedicated to building on the growth of the first half of the year to meet or exceed our expectations for 2006."

Conference Call & Webcast with PowerPoint Presentation

      Company management will host a conference call and webcast on Tuesday, July 25, 2006, at 10 a.m. EDT to discuss second-quarter results. The webcast will include a PowerPoint slide presentation highlighting the company's first-half 2006 accomplishments and ongoing corporate activities. The webcast will be available at www.twt.com. Domestic callers should dial (866) 831-6247 and international callers should dial 617 213-8856. The access code for both domestic and international callers is

40046514. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company's website. The conference call, webcast and replay are open to all interested parties.

About Third Wave Technologies

      Third Wave develops and markets molecular diagnostic reagents for a variety of DNA and RNA analysis applications to meet the needs of our customers. The company offers a number of products based on its Invader(R) chemistry for clinical testing. Third Wave offers in vitro diagnostic kits, and analyte specific, general purpose, and research use only reagents for nucleic acid analysis. For more information about Third Wave and its products, please visit the company's website at http://www.twt.com.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to the company's ability to bring new products to market as anticipated, the current regulatory environment in which the company sells its products, the market acceptance of those products, dependence on partners and customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

                           --Financial Tables Follow--

                           Third Wave Technologies, Inc
                             Statements of Operations
                   (In thousands, except for per share amounts)
                                    (Unaudited)

                                                         Three
                                                         Months
                                                         Ended
                                                        June 30,        2005
                                              2006        2005       Pro-forma*
                                              ----      --------     ----------
Revenues:
  Clinical Product                         $  5,059      $  4,274      $  4,274
  Research Product                            1,632         1,300         1,300
  License & royalty                              27            90            90
  Grant                                          41           108           108
                                           --------      --------      --------
                                              6,759         5,772         5,772
                                           --------      --------      --------
Operating expenses:
  Cost of goods sold
    Product cost of goods sold                1,198         1,313         1,385
    Intangible and
      long-term asset amortization              700           498           498
                                           --------      --------      --------
  Total cost of goods sold                    1,898         1,811         1,883

  Research and development                    3,033         2,040         2,504
  Selling and marketing                       2,892         3,182         3,593
  General and administrative                  3,885         2,554         3,341
  Litigation                                    181         1,714         1,714
  Impairment                                      0           203           203
                                           --------      --------      --------
                                              9,991         9,693        11,355
                                           --------      --------      --------
Total operating expenses                     11,889        11,504        13,238
                                           --------      --------      --------

Loss from operations                         (5,130)       (5,732)       (7,466)

Other income (expense):
   Interest income                              374           393           393
   Interest expense                             (51)          (95)          (95)
   Other                                         39           (80)          (80)
                                           --------      --------      --------
                                                362           218           218
                                           --------      --------      --------
Net loss before taxes
  and minority interest                     ($4,768)      ($5,514)      ($7,248)
                                           --------      --------      --------
  Minority interest
    in subsidiary                                41            --            --
                                           --------      --------      --------
Net loss                                    ($4,727)      ($5,514)      ($7,248)
                                           ========      ========      ========

Net loss per share                           ($0.11)       ($0.13)       ($0.18)

Weighted average shares
  outstanding                                41,460        41,088        41,088

* 2005 Pro-forma amounts include the stock based compensation expense that would have been recorded if FAS No. 123( R) had been applied.

                          Third Wave Technologies, Inc
                            Statements of Operations
                  (In thousands, except for per share amounts)
                                   (Unaudited)

                                                          Six
                                                         Months
                                                         Ended
                                                        June 30,        2005
                                              2006        2005       Pro-forma*
                                              ----      --------     ----------
Revenues:
  Clinical Product                         $  9,768      $  7,375      $  7,375
  Research Product                            4,628         5,113         5,113
  License & royalty                              55           183           183
  Grant                                         183           227           227
                                           --------      --------      --------
                                             14,634        12,898        12,898
                                           --------      --------      --------
Operating expenses:
  Cost of goods sold
    Product cost of goods
      sold                                    2,668         2,852         2,963
    Intangible and
      long-term asset
      amortization                            1,393           959           959
                                           --------      --------      --------
  Total cost of goods
    sold                                      4,061         3,811         3,922

  Research and development                    5,335         4,506         5,363
  Selling and marketing                       5,921         6,546         7,289
  General and administrative                  7,946         5,568         7,070
  Litigation                                  1,183         2,479         2,479
  Impairment                                      0           203           203
                                           --------      --------      --------
                                             20,385        19,302        22,404
                                           --------      --------      --------
Total operating expenses                     24,446        23,113        26,326
                                           --------      --------      --------

Loss from operations                         (9,812)      (10,215)      (13,428)

Other income (expense):
  Interest income                               747           740           740
  Interest expense                             (106)         (184)         (184)
  Other                                          20          (275)         (275)
                                           --------      --------      --------
                                                661           281           281
                                           --------      --------      --------
Net loss before taxes
  and minority interest                     ($9,151)      ($9,934)     ($13,147)
                                           --------      --------      --------
  Minority interest
    in subsidiary                                41          --            --
                                           --------      --------      --------

Net loss                                    ($9,110)      ($9,934)     ($13,147)
                                           ========      ========      ========

Net loss per share                           ($0.22)       ($0.24)       ($0.32)

Weighted average shares
  outstanding                                41,384        41,105        41,105

* 2005 Pro-forma amounts include the stock based compensation expense that would have been recorded if FAS No. 123(R) had been applied.

                          Third Wave Technologies, Inc
                                 Balance Sheets
                                 (In thousands)

                                              (Unaudited)
                                                June 30,          December 31,
                                                  2006              2005
                                              -----------         ------------
Assets:
  Cash, cash equivalents, and
    short-term investments                      $36,231             $38,717
  Other current assets                            8,295               6,249
  Equipment and leasehold
    improvements, net                             4,305               4,717
  Intangible assets, net
    of amortization                               1,889               2,642
  Goodwill and indefinite lived
    intangible assets                             1,497               1,497
  Other assets                                    4,128               4,583
                                                -------             -------
    Total assets                                $56,345             $58,405
                                                =======             =======
Liabilities and shareholders'
  equity
  Accounts payable, accrued expenses
    and other liabilities                       $16,810             $16,739
  Deferred revenue                                  213                 267
  Debt                                            1,129               1,325
  Minority interest in
    subsidiary                                      663                   0
  Shareholders' equity                           37,530              40,074
                                                -------             -------
    Total liabilities and
      shareholders' equity                      $56,345             $58,405
                                                =======             =======